UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported): March 18, 2014

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On March 18, 2014, the Compensation and Development Committee (the “Committee”) of the Board of Directors of Build-A-Bear Workshop, Inc. (the “Company”) adjusted the compensation for the Company’s executive officers, including its named executive officers, other than the Chief Executive Officer.  At the recommendation of the Committee, the Board of Directors ratified and approved the Chief Executive Officer’s compensation.

These compensation adjustments included base salary adjustments for each named executive officer, determination of the 2014 annual bonus plan, and 2014 long-term incentive compensation grants, each of which is described below.

2014 Base Salary Adjustments

The adjusted annual base salaries for the Company’s named executive officers effective March 24, 2014 are:

Name/Position	Adjusted Annual Base Salary

Sharon John, Chief Executive Officer and Chief President Bear	$634,375

Tina Klocke, Chief Operations and Financial Bear and Treasurer	$364,140

Eric Fencl, Chief Bearrister, General Counsel, International Franchising and Secretary	$306,000

David Finnegan, Chief Information Bear	$299,970

2014 Bonus Performance Objectives

Also on March 18, 2014, the Committee established the 2014 performance objectives for the range of cash bonuses that may be paid under the Build-A-Bear Workshop, Inc. Second Amended and Restated 2004 Stock Incentive Plan (the “Plan”) to the Company’s executive officers, including its named executive officers. The Base Bonus Calculation for each of the executives for 2014 is determined by multiplying the Base Bonus Payout (set forth below) by the executive’s eligible base salary (which excludes items such as relocation allowances, bonuses, stock options exercised, vested restricted stock, and performance-based long-term cash program payments):

Name/Position	Base Bonus Payout

Sharon John, Chief Executive Officer and Chief President Bear	100%

Tina Klocke, Chief Operations and Financial Bear and Treasurer	70%

Eric Fencl, Chief Bearrister, General Counsel, International Franchising and Secretary	40%

David Finnegan, Chief Information Bear	40%

The cash bonus, if any, to be paid to each respective executive officer will be calculated by multiplying the Base Bonus Calculation described above by the applicable Percentage of Base Bonus Calculation set forth in in column (3) below based on fiscal 2014 consolidated pretax income.

(1) Achievement Level	(2) Consolidated Pretax Income	(3) Percentage of Base Bonus Calculation

Threshold	$8,585,000	50%

Target	$12,678,000	100%

Maximum	$16,392,000	150%

The Build-A-Bear Workshop, Inc. 2014 Bonus Plan (the “2014 Bonus Plan”) provides for mandatory bonus payouts only if the Company’s 2014 consolidated pretax income (after providing for any bonus expense) meets or exceeds the threshold amount. Under the 2014 Bonus Plan, consolidated pretax income results that fall between any of the achievement levels set forth in the table above will be interpolated between the applicable achievement levels in accordance with the methodology set forth in the 2014 Bonus Plan, in the sole discretion of the Committee. This discretion includes the ability to reduce the otherwise applicable Percentage of Base Bonus Calculation for each achievement level, but the Committee may not use its discretion to increase the amount of compensation payable above the maximum Percentage of Base Bonus Calculation for each achievement level.

2014 Long-Term Incentive Program Awards

Also on March 18, 2014, the Committee granted the executive officers, including the named executive officers, time-based restricted stock awards, time-based non-qualified stock options, and long-term performance-based cash incentive awards under the Plan. Utilizing market data compiled by the Committee’s compensation consultant, the Committee determined the market value of the total long-term incentive award (“LTI Market Value”) for each executive officer. The resulting awards were then made 50% in time-based restricted stock, 25% time-based non-qualified stock options, and 25% in long-term performance-based cash incentive awards, as follows:

Time-Based Restricted Stock and Time-Based Non-Qualified Stock Options

Name	Number of Shares of Time-Based Restricted Stock	Number of Time-Based Non-Qualified Stock Options

Sharon John, Chief Executive Officer and Chief President Bear	30,621	27,225

Tina Klocke, Chief Operations and Financial Bear and Treasurer	15,906	14,142

Eric Fencl, Chief Bearrister, General Counsel, International Franchising and Secretary	7,284	6,477

David Finnegan, Chief Information Bear	6,099	5,421

The number of shares of time-based restricted stock awarded to each officer was derived by dividing 50% of the officer’s LTI Market Value by the closing sales price of the Company’s common stock on the New York Stock Exchange on March 18, 2014 and rounding the resulting number to the closest whole number that is divisible by three.

The number of shares subject to time-based non-qualified stock options was determined by dividing 25% of the officer’s target value by the product of (i) the closing sales price of the Company’s common stock on the New York Stock Exchange on March 18, 2014 multiplied by (ii) the valuation factor of 0.56234, and rounding the resulting number to the closest whole number that is divisible by three. The options have an exercise price equal to $9.43 per share, which was the closing sales price of the Company’s common stock on the New York Stock Exchange on March 18, 2014.

Upon receipt of his or her 2014 long-term incentive award, each named executive officer entered into a Build-A-Bear Workshop, Inc. Restricted Stock & Non-Qualified Stock Option Agreement (the “Agreement”) with the Company. Each Agreement provides that each of the time-based restricted stock and time-based non-qualified stock options vests pro-ratably over three years from the date of grant, beginning on the first anniversary of the date of grant. Vesting is accelerated upon a change of control or, in certain circumstances, upon the holder’s death or termination of employment with the Company due to disability. Holders of time-based restricted stock are entitled to voting and dividend rights.

The foregoing summary of the Agreement is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 28, 2011 and incorporated herein by reference.

The Target Payout Amounts for the 2014 long-term performance-based cash incentive awards for each named executive officer are as follows:

Long-Term Performance-Based Cash Incentive Awards

Name	Target Payout Amount

Sharon John, Chief Executive Officer and Chief President Bear	$144,375

Tina Klocke, Chief Operations and Financial Bear and Treasurer	$75,000

Eric Fencl, Chief Bearrister, General Counsel, International Franchising and Secretary	$34,350

David Finnegan, Chief Information Bear	$28,750

The Target Payout Amount of long-term performance-based cash incentive awards to each officer is 25% of the officer’s LTI Market Value. The long-term performance-based cash incentive award, if any, to be paid to each respective executive officer will be calculated by multiplying the Target Payout Amount described above by the applicable Percentage of Target Payout Amount set forth in in column (3) below based on fiscal 2014 consolidated pretax income.

(1) Achievement Level	(2) Consolidated Pretax Income	(3) Percentage of Target Payout Amount

Threshold	$8,585,000	50%

Target	$12,678,000	100%

Maximum	$16,392,000	150%

Long-term performance-based cash incentive awards will only be made if the Company’s 2014 consolidated pretax income meets or exceeds the threshold. Consolidated pretax income results that fall between any of the achievement levels set forth in the table above will be interpolated between the applicable achievement levels, in the sole discretion of the Committee. This discretion includes the ability to reduce the otherwise applicable Percentage of Target Payout Amount for each achievement level, but the Committee may not use its discretion to increase the amount of compensation payable above the maximum Percentage of Target Payout Amount for each achievement level. Long-term performance-based cash incentive awards that are earned vest pro-ratably over three years each March 31, beginning on March 31, 2015, with the vested portion to be paid by April 15th of such year. In the event that an executive officer’s employment terminates or is terminated by the Company before the date of payment of any earned award for any reason, including, but not limited to, retirement, disability, death, or voluntary termination, the Committee will have the discretion as to whether any such award or portion of such award is to be paid and, if so, the amount of such payment.

2013 Discretionary Payments

As previously disclosed, in 2013, the Company established performance objectives for the range of bonus payments and long-term performance-based cash incentive awards payable to certain of the Company’s employees, including the named executive officers, pursuant to the Plan. These 2013 payments were based on the Company’s consolidated pretax income (loss) results and correlated to threshold, plan, target and maximum achievement levels, with results falling between any of the achievement levels interpolated as necessary.

Consolidated pretax loss for 2013 was $2,118,000. In 2013, the Company incurred unbudgeted management transition costs relating to the retirement of the Chief Executive Bear, hiring of a Chief Executive Officer and severance for the Chief Marketing Bear, which had a negative effect on the Company’s consolidated pretax loss results and, accordingly, decreased the 2013 bonus payments and long-term performance-based cash incentive awards payable to the Company’s eligible employees, including the named executive officers.

In light of these unbudgeted costs, on March 18, 2014, the Committee awarded additional discretionary bonus payouts and long-term performance-based cash incentive awards to all eligible employees in the amount of the difference between the payout each employee earned based on actual 2013 consolidated pretax loss results and what the payout would have been had the unbudgeted management transition costs not been incurred.

Discretionary bonus payouts to the named executive officers, made in lump-sum payments, were as follows:

Name	2013 Discretionary Bonus Payout

Sharon John, Chief Executive Officer and Chief President Bear	$23,558

Tina Klocke, Chief Operations and Financial Bear and Treasurer	$17,493

Eric Fencl, Chief Bearrister, General Counsel, International Franchising and Secretary	$8,400

David Finnegan, Chief Information Bear	$8,316

Maxine Clark, Former Chief Executive Bear	$31,059

Discretionary long-term performance-based cash incentive awards for the named executive officers, payable on a pro-rata basis over four years, were as follows:

Name	2013 Discretionary Long-Term Performance-Based Cash Incentive Awards

Sharon John, Chief Executive Officer and Chief President Bear	$32,809

Tina Klocke, Chief Operations and Financial Bear and Treasurer	$10,500

Eric Fencl, Chief Bearrister, General Counsel, International Franchising and Secretary	$7,214

David Finnegan, Chief Information Bear	$6,038

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: March 24, 2014	By:	/s/ Tina Klocke
Name: Tina Klocke
Title: Chief Operations and Financial Bear and Treasurer
(Principal Financial Officer)